EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.
EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	Louis J. Torchio, President and Chief Executive Officer William W. Harvey, Jr., Senior Executive Vice President, Chief Operating Officer and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces Fourth Quarter 2022 Earnings and Quarterly Dividend

Columbus, Ohio — January 23, 2023

Northwest Bancshares, Inc., (the "Company"), (NasdaqGS: NWBI) announced net income for the quarter ended December 31, 2022 of $34.6 million, or $0.27 per diluted share. This represents an increase of $4.6 million, or 15.3%, compared to the same quarter last year, when net income was $30.1 million, or $0.24 per diluted share. The annualized returns on average shareholders’ equity and average assets for the quarter ended December 31, 2022 were 9.38% and 0.98% compared to 7.65% and 0.82% for the quarter ended December 31, 2021.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.20 per share payable on February 14, 2023 to shareholders of record as of February 2, 2023. This is the 113th consecutive quarter in which the Company has paid a cash dividend. Based on the market value of the Company's common stock as of December 31, 2022, this represents an annualized dividend yield of approximately 5.7%.

Louis J. Torchio, President and CEO, added, "We were very pleased with our organic loan growth this quarter of $178.9 million, or 1.7%, spread across all loan categories. In addition, our net interest margin expanded by 15 basis points to 3.57%, and asset quality metrics remain solid. We have also taken additional measures to reduce expenses and improve our efficiency. We recently announced the further optimization of eight offices within our branch network to be completed in April 2023. In-branch activity continues to slow as customers prefer to transact through online and mobile channels. In addition, we have re-aligned our workforce to correspond with our strategic direction as a commercial bank, further streamlining our operations. These efforts generated $4.2 million of severance and restructuring costs in the fourth quarter with an additional $3.2 million expected to be recognized in the first quarter of 2023."

Mr. Torchio continued, "These necessary measures will reduce our overall workforce by approximately 12% and generate approximately $16.0 million in annual operating expense savings beginning in the second quarter of 2023. These operating expense savings are expected to be reinvested in the Company's strategic initiatives during 2023, focused on shifting our balance sheet mix and continuing our journey as a full-service commercial bank. This shift includes further buildout of our core middle market C&I strategy throughout our footprint with full relationship banking, including enhanced treasury management services. In addition, we will further scale small business lending with particular focus on Small Business Administration (SBA) financing and secondary market sales, as well as the recent addition of our new equipment finance team with specialty finance expertise throughout the east coast."

Net interest income increased by $20.4 million, or 21.1%, to $117.0 million for the quarter ended December 31, 2022, from $96.7 million for the quarter ended December 31, 2021. This increase in net interest income is due to both the increase in market interest rates and the change in our interest-earning asset mix. Cash in interest-earning deposits was redeployed into higher yielding loans and investments, which, along with higher market interest rates, caused the yield on interest-earning assets to increase to 3.89% for the quarter ended December 31, 2022 from 3.05% for the quarter ended December 31, 2021. This increase in yield was partially offset by an increase in the cost of interest-bearing liabilities, which increased to 0.46% for the quarter ended December 31, 2022 from 0.26% for the quarter ended December 31, 2021. The net effect of the changes in interest rates and average balances was an increase in the Company's net interest margin to 3.57% for the quarter ended December 31, 2022, from 2.89% for the same quarter last year.

The provision for credit losses increased by $10.9 million, reflecting an expense of $9.0 million for the current quarter ended December 31, 2022 compared to a provision credit of $1.9 million for the quarter ended December 31, 2021. This increase was primarily due to growth within our loan portfolio during the current year in conjunction with forecasted economic deterioration reflected in our allowance for credit loss models, including a reduction in home and used vehicle values. The Company continued to experience improvement in asset quality as classified loans decreased by $126.9 million, or 34.9%, to $236.2 million, or 2.2% of total loans, at December 31, 2022, from $363.2 million, or 3.6% of total loans, at December 31, 2021.

Total delinquent loans also decreased to $85.9 million, or 0.8% of loans receivable, at December 31, 2022 from $96.9 million, or 1.0% of loans receivable, at December 31, 2021. In addition, the Company experienced net charge-offs during the current quarter of $806,000, or 0.03% on an annualized basis, compared to net charge-offs of $5.6 million, or 0.22% on an annualized basis, during the same quarter last year, for an overall net improvement of $4.8 million.

Noninterest income increased by $816,000, or 3.0%, to $27.9 million for the quarter ended December 31, 2022, from $27.0 million for the quarter ended December 31, 2021. This increase was primarily due to an increase in our other operating income of $1.7 million, or 53.5%, to $4.9 million for the quarter ended December 31, 2022 from $3.2 million for the quarter ended December 31, 2021. This increase was primarily the result of gains from the sale of branch buildings associated with the previously announced branch consolidations and improvements in other fee income. Partially offsetting this increase was a decline in mortgage banking income of $1.6 million, or 77.5%, to $477,000 for the quarter ended December 31, 2022 from $2.1 million for the quarter ended December 31, 2021. This decrease reflects the impact of less favorable pricing in the secondary market, due primarily to the volatile interest rate environment, as well as a decrease in mortgage volumes primarily due to higher market interest rates.

Noninterest expense increased by $4.4 million, or 5.1%, to $90.7 million for the quarter ended December 31, 2022 from $86.3 million for the quarter ended December 31, 2021. This increase was primarily due to an increase in other expenses of $2.8 million, or 210.5%, and an increase in merger, asset disposition and restructuring expenses of $1.4 million, or 50.9%. The increase in other expense was primarily due to an increase in our unfunded loan loss reserve associated with the origination of loans with current off-balance sheet exposure. The increase in merger, asset disposition and restructuring expense was a result of severance and fixed asset charges related to the branch optimization and personnel reduction, as previously noted.

The provision for income taxes increased by $1.3 million, or 14.1%, to $10.6 million for the quarter ended December 31, 2022 from $9.3 million for the quarter ended December 31, 2021 due primarily to an increase in income before taxes in the current quarter.

Net income for the year ended December 31, 2022 was $133.7 million, or $1.05 per diluted share. This represents a decrease of $20.7 million, or 13.4%, compared to the year ended December 31, 2021, when net income was $154.3 million, or $1.21 per diluted share. The annualized returns on average shareholders' equity and average assets for the year ended December 31, 2022 were 8.80% and 0.94% compared to 9.91% and 1.08% for the prior year. This decrease in net income was the result of an increase in provision for credit losses of $29.7 million, primarily as a result of the provision credit in 2021 related to the release of reserves built-up during COVID-19. In addition, noninterest income decreased by $32.0 million, or 22.4%, largely due to the $25.3 million gain recognized on the sale of the insurance business in the second quarter of 2021. Also contributing to the decline in noninterest income was an $11.0 million reduction in mortgage banking income due to the volatile interest rate environment causing unfavorable pricing in the secondary market and a slowdown in mortgage loan activity in general. Partially offsetting these unfavorable variances was an increase in net interest income by $29.4 million, or 7.5%, to $420.7 million for the year ended December 31, 2022 from $391.3 million for the year ended December 31, 2021. This increase in net interest income was due primarily to an increase in the yield on interest-earning assets to 3.41% for the year ended December 31, 2022 from 3.18% for the year ended December 31, 2021, as well as an increase in the average balance of interest earning assets by $17.6 million. Lastly, noninterest expense decreased by $4.9 million, or 1.4%, to $340.0 million for the year ended December 31, 2022 from $344.9 million for the year ended December 31, 2021 despite an increase in merger, asset disposition and restructuring expense of $2.2 million, or 62.7%, related to the branch and personnel optimization expense and an increase in other expenses of $7.3 million related primarily to the buildup of credit loss reserves for unfunded loans with off balance sheet exposure.

Headquartered in Columbus, Ohio, Northwest Bancshares, Inc. is the bank holding company of Northwest Bank. Founded in 1896 and headquartered in Warren, Pennsylvania, Northwest Bank is a full-service financial institution offering a complete line of business and personal banking products, as well as treasury management solutions and wealth management services. As of December 31, 2022, Northwest operated 142 full-service community banking offices and eight free standing drive-through facilities in Pennsylvania, New York, Ohio and Indiana. The common stock of Northwest Bancshares, Inc. is listed on the NASDAQ Global Select Market ("NWBI"). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwest.com.

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 Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including inflation and an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses or the ability to complete sales transactions; (7) increased risk associated with commercial real-estate and business loans; and (8) the effect of any pandemic, including COVID-19, war or act of terrorism.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Financial Condition (Unaudited)
(dollars in thousands, except per share amounts)

	December 31, 2022	September 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$139,365	118,549	1,279,259
Marketable securities available-for-sale (amortized cost of $1,431,728, $1,466,883 and $1,565,002, respectively)	1,218,108	1,251,791	1,548,592
Marketable securities held-to-maturity (fair value of $751,384, $771,238 and $751,513, respectively)	881,249	899,411	768,154
Total cash and cash equivalents and marketable securities	2,238,722	2,269,751	3,596,005

Residential mortgage loans held-for-sale	9,913	15,834	25,056
Residential mortgage loans	3,488,686	3,386,064	2,969,564
Home equity loans	1,297,674	1,284,989	1,319,931
Consumer loans	2,168,655	2,116,238	1,838,748
Commercial real estate loans	2,823,555	2,812,830	3,015,484
Commercial loans	1,131,969	1,125,570	847,609
Total loans receivable	10,920,452	10,741,525	10,016,392
Allowance for credit losses	(118,036)	(109,819)	(102,241)
Loans receivable, net	10,802,416	10,631,706	9,914,151

FHLB stock, at cost	40,143	19,281	14,184
Accrued interest receivable	35,528	29,536	25,599
Real estate owned, net	413	450	873
Premises and equipment, net	145,909	146,173	156,524
Bank-owned life insurance	255,062	255,015	256,213
Goodwill	380,997	380,997	380,997
Other intangible assets, net	8,560	9,491	12,836
Other assets	205,574	210,744	144,126
Total assets	$14,113,324	13,953,144	14,501,508
Liabilities and shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$2,993,243	3,094,120	3,099,526
Interest-bearing demand deposits	2,686,431	2,812,730	2,940,442
Money market deposit accounts	2,457,569	2,577,013	2,629,882
Savings deposits	2,275,020	2,327,419	2,303,760
Time deposits	1,052,285	1,067,110	1,327,555
Total deposits	11,464,548	11,878,392	12,301,165

Borrowed funds	681,166	150,036	139,093
Subordinated debt	113,840	113,753	123,575
Junior subordinated debentures	129,314	129,249	129,054
Advances by borrowers for taxes and insurance	47,613	29,647	44,582
Accrued interest payable	3,231	831	1,804
Other liabilities	182,126	191,450	178,664
Total liabilities	12,621,838	12,493,358	12,917,937
Shareholders’ equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares issued	—	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 127,028,848, 126,921,989 and 126,612,183 shares issued and outstanding, respectively	1,270	1,269	1,266
Additional paid-in capital	1,019,647	1,017,189	1,010,405
Retained earnings	641,727	632,476	609,529
Accumulated other comprehensive loss	(171,158)	(191,148)	(37,629)
Total shareholders’ equity	1,491,486	1,459,786	1,583,571
Total liabilities and shareholders’ equity	$14,113,324	13,953,144	14,501,508

Equity to assets	10.57%	10.46%	10.92%
Tangible common equity to assets*	8.03%	7.88%	8.43%
Book value per share	$11.74	11.50	12.51
Tangible book value per share*	$8.67	8.42	9.40
Closing market price per share	$13.98	13.51	14.16
Full time equivalent employees	2,160	2,191	2,332
Number of banking offices	150	150	170
*    Excludes goodwill and other intangible assets (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Quarter ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

Interest income:
Loans receivable	$117,137	106,943	95,574	88,174	95,295
Mortgage-backed securities	8,603	8,683	7,158	6,360	5,743
Taxable investment securities	840	838	715	677	640
Tax-free investment securities	701	709	683	674	688
FHLB stock dividends	419	148	82	81	82
Interest-earning deposits	153	1,295	1,684	467	467
Total interest income	127,853	118,616	105,896	96,433	102,915
Interest expense:
Deposits	3,871	3,157	3,341	3,751	4,295
Borrowed funds	6,938	2,710	2,290	2,059	1,964
Total interest expense	10,809	5,867	5,631	5,810	6,259
Net interest income	117,044	112,749	100,265	90,623	96,656
Provision for credit losses	9,023	7,689	2,629	(1,481)	(1,909)
Net interest income after provision for credit losses	108,021	105,060	97,636	92,104	98,565
Noninterest income:
Loss on sale of investments	(1)	(2)	(3)	(2)	(4)
Service charges and fees	14,125	14,323	13,673	13,067	13,500
Trust and other financial services income	6,642	6,650	7,461	7,012	6,820
Gain/(loss) on real estate owned, net	51	290	291	(29)	71
Income from bank-owned life insurance	1,663	1,475	2,008	1,983	1,343
Mortgage banking income	477	766	2,157	1,465	2,120
Other operating income	4,901	3,301	4,861	2,244	3,192
Total noninterest income	27,858	26,803	30,448	25,740	27,042
Noninterest expense:
Compensation and employee benefits	46,658	46,711	48,073	46,917	48,691
Premises and occupancy costs	7,370	7,171	7,280	7,797	7,104
Office operations	3,544	3,229	3,162	3,383	3,144
Collections expense	563	322	403	520	602
Processing expenses	13,585	13,416	12,947	12,548	13,639
Marketing expenses	2,773	2,147	2,047	2,128	2,054
Federal deposit insurance premiums	1,319	1,200	1,130	1,129	1,131
Professional services	5,434	3,363	3,333	2,573	4,513
Amortization of intangible assets	932	1,047	1,115	1,183	1,205
Real estate owned expense	53	61	72	37	44
Merger, asset disposition and restructuring expense	4,243	—	—	1,374	2,812
Other expenses	4,180	3,906	5,245	2,355	1,346
Total noninterest expense	90,654	82,573	84,807	81,944	86,285
Income before income taxes	45,225	49,290	43,277	35,900	39,322
Income tax expense	10,576	11,986	9,851	7,613	9,266
Net income	$34,649	37,304	33,426	28,287	30,056

Basic earnings per share	$0.27	0.29	0.26	0.22	0.24
Diluted earnings per share	$0.27	0.29	0.26	0.22	0.24

Annualized return on average equity	9.38%	9.84%	8.90%	7.17%	7.65%
Annualized return on average assets	0.98%	1.05%	0.94%	0.80%	0.82%
Annualized return on tangible common equity *	12.48%	13.84%	12.16%	10.14%	10.02%

Efficiency ratio **	58.99%	58.42%	64.03%	68.22%	66.51%
Annualized noninterest expense to average assets ***	2.43%	2.30%	2.35%	2.23%	2.25%
*    Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes gain on sale of insurance business, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).
*** Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(dollars in thousands, except per share amounts)

	Year ended December 31,
	2022	2021
Interest income:
Loans receivable	$407,828	390,343
Mortgage-backed securities	30,804	21,463
Taxable investment securities	3,070	2,616
Tax-free investment securities	2,767	2,485
FHLB stock dividends	730	407
Interest-earning deposits	3,599	1,194
Total interest income	448,798	418,508
Interest expense:
Deposits	14,120	19,122
Borrowed funds	13,997	8,124
Total interest expense	28,117	27,246
Net interest income	420,681	391,262
Provision for credit losses	17,860	(11,883)
Net interest income after provision for credit losses	402,821	403,145
Noninterest income:
Loss on sale of investments	(8)	(176)
Service charges and fees	55,188	51,837
Trust and other financial services income	27,765	27,921
Insurance commission income	—	3,633
Gain on real estate owned, net	603	442
Income from bank-owned life insurance	7,129	6,050
Mortgage banking income	4,865	15,892
Gain on sale of insurance business	—	25,327
Other operating income	15,307	11,963
Total noninterest income	110,849	142,889
Noninterest expense:
Compensation and employee benefits	188,359	193,887
Premises and occupancy costs	29,618	31,073
Office operations	13,318	13,769
Collections expense	1,808	1,932
Processing expenses	52,496	55,763
Marketing expenses	9,095	8,237
Federal deposit insurance premiums	4,778	4,975
Professional services	14,703	17,621
Amortization of intangible assets	4,277	5,553
Real estate owned expense	223	298
Merger, asset disposition and restructuring expense	5,617	3,453
Other expenses	15,686	8,349
Total noninterest expense	339,978	344,910
Income before income taxes	173,692	201,124
Income tax expense	40,026	46,801
Net income	$133,666	154,323

Basic earnings per share	$1.05	1.22
Diluted earnings per share	$1.05	1.21

Return on average equity	8.80%	9.91%
Return on average assets	0.94%	1.08%
Return on tangible common equity *	12.13%	12.97%

Efficiency ratio **	62.10%	66.02%
Noninterest expense to average assets ***	2.33%	2.35%
*    Excludes goodwill and other intangible assets (non-GAAP).
**     Excludes gain on sale of insurance business, amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).
*** Excludes amortization of intangible assets and merger, asset disposition and restructuring expenses (non-GAAP).

Northwest Bancshares, Inc. and Subsidiaries
Reconciliation of Non-GAAP to GAAP Net Income (Unaudited) *
(dollars in thousands, except per share amounts)

	Quarter ended December 31,		Year ended December 31,
	2022	2021	2022	2021
Operating results (non-GAAP):
Net interest income	$117,044	96,656	420,681	391,262
Provision for credit losses	9,023	(1,909)	17,860	(11,883)
Noninterest income	27,858	27,042	110,849	117,562
Noninterest expense	86,411	83,473	334,361	341,457
Income taxes	11,764	10,053	41,599	40,676
Net operating income (non-GAAP)	$37,704	32,081	137,710	138,574
Diluted earnings per share (non-GAAP)	$0.30	0.25	1.08	1.08

Average equity	$1,465,285	1,559,627	1,518,704	1,557,582
Average assets	13,983,100	14,474,091	14,177,698	14,308,334
Annualized return on average equity (non-GAAP)	10.21%	8.16%	9.07%	8.90%
Annualized return on average assets (non-GAAP)	1.07%	0.88%	0.97%	0.97%

Reconciliation of net operating income to net income:
Net operating income (non-GAAP)	$37,704	32,081	137,710	138,574
Non-GAAP adjustments, net of tax:
Gain on sale of insurance business	—	—	—	18,235
Merger, asset disposition and restructuring expense	(3,055)	(2,025)	(4,044)	(2,486)
Net income (GAAP)	$34,649	30,056	133,666	154,323
Diluted earnings per share (GAAP)	$0.27	0.24	1.05	1.21

Annualized return on average equity (GAAP)	9.38%	7.65%	8.80%	9.91%
Annualized return on average assets (GAAP)	0.98%	0.82%	0.94%	1.08%
* The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude the gain on the sale of our insurance business and merger, asset disposition and restructuring expense. The net tax effect was calculated using statutory tax rates of approximately 28.0%. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations.

Northwest Bancshares, Inc. and Subsidiaries
Asset Quality (Unaudited)
(dollars in thousands)

	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Nonaccrual loans current:
Residential mortgage loans	$1,496	2,186	1,970	1,884	1,354
Home equity loans	1,418	1,158	1,337	1,376	1,212
Consumer loans	836	833	976	1,148	1,336
Commercial real estate loans	53,303	56,193	60,537	79,810	106,233
Commercial loans	895	1,801	5,270	6,060	6,098
Total nonaccrual loans current	$57,948	62,171	70,090	90,278	116,233
Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$473	54	2	760	244
Home equity loans	180	316	172	195	223
Consumer loans	178	155	158	190	241
Commercial real estate loans	1,220	55	911	333	239
Commercial loans	145	237	358	4	53
Total nonaccrual loans delinquent 30 days to 59 days	$2,196	817	1,601	1,482	1,000
Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$31	32	199	830	1,163
Home equity loans	290	432	566	371	61
Consumer loans	341	382	226	280	292
Commercial real estate loans	473	848	630	—	364
Commercial loans	96	132	73	—	218
Total nonaccrual loans delinquent 60 days to 89 days	$1,231	1,826	1,694	1,481	2,098
Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$5,574	5,544	5,445	3,976	7,641
Home equity loans	2,257	1,779	2,081	2,968	4,262
Consumer loans	2,672	2,031	1,942	1,782	2,069
Commercial real estate loans	7,867	8,821	14,949	21,399	24,063
Commercial loans	1,491	638	583	795	1,105
Total nonaccrual loans delinquent 90 days or more	$19,861	18,813	25,000	30,920	39,140
Total nonaccrual loans	$81,236	83,627	98,385	124,161	158,471
Total nonaccrual loans	$81,236	83,627	98,385	124,161	158,471
Loans 90 days past due and still accruing	744	357	379	420	331
Nonperforming loans	81,980	83,984	98,764	124,581	158,802
Real estate owned, net	413	450	1,205	929	873
Nonperforming assets	$82,393	84,434	99,969	125,510	159,675
Nonaccrual troubled debt restructuring *	$29,239	30,406	37,647	16,015	17,216
Accruing troubled debt restructuring	11,442	16,344	16,590	12,686	13,072
Total troubled debt restructuring	$40,681	46,750	54,237	28,701	30,288

Nonperforming loans to total loans	0.75%	0.78%	0.95%	1.23%	1.59%
Nonperforming assets to total assets	0.58%	0.61%	0.71%	0.87%	1.10%
Allowance for credit losses to total loans	1.08%	1.02%	0.94%	0.98%	1.02%
Allowance for total loans excluding PPP loan balances	1.08%	1.02%	0.95%	0.98%	1.03%
Allowance for credit losses to nonperforming loans	143.98%	130.76%	99.59%	79.70%	64.38%
*    Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries
Loans by Credit Quality Indicators (Unaudited)
(dollars in thousands)

At December 31, 2022	Pass	Special mention *	Substandard **	Doubtful	Loss	Loans receivable
Personal Banking:
Residential mortgage loans	$3,484,870	—	13,729	—	—	3,498,599
Home equity loans	1,292,146	—	5,528	—	—	1,297,674
Consumer loans	2,164,220	—	4,435	—	—	2,168,655
Total Personal Banking	6,941,236	—	23,692	—	—	6,964,928
Commercial Banking:
Commercial real estate loans	2,579,809	55,076	188,670	—	—	2,823,555
Commercial loans	1,100,707	7,384	23,878	—	—	1,131,969
Total Commercial Banking	3,680,516	62,460	212,548	—	—	3,955,524
Total loans	$10,621,752	62,460	236,240	—	—	10,920,452
At September 30, 2022
Personal Banking:
Residential mortgage loans	$3,388,168	—	13,730	—	—	3,401,898
Home equity loans	1,279,968	—	5,021	—	—	1,284,989
Consumer loans	2,112,478	—	3,760	—	—	2,116,238
Total Personal Banking	6,780,614	—	22,511	—	—	6,803,125
Commercial Banking:
Commercial real estate loans	2,589,648	34,684	188,498	—	—	2,812,830
Commercial loans	1,094,830	4,004	26,736	—	—	1,125,570
Total Commercial Banking	3,684,478	38,688	215,234	—	—	3,938,400
Total loans	$10,465,092	38,688	237,745	—	—	10,741,525
At June 30, 2022
Personal Banking:
Residential mortgage loans	$3,273,117	—	13,658	—	—	3,286,775
Home equity loans	1,275,124	—	5,368	—	—	1,280,492
Consumer loans	1,998,863	—	3,682	—	—	2,002,545
Total Personal Banking	6,547,104	—	22,708	—	—	6,569,812
Commercial Banking:
Commercial real estate loans	2,600,207	51,540	224,429	—	—	2,876,176
Commercial loans	954,129	2,468	30,239	—	—	986,836
Total Commercial Banking	3,554,336	54,008	254,668	—	—	3,863,012
Total loans	$10,101,440	54,008	277,376	—	—	10,432,824
At March 31, 2022
Personal Banking:
Residential mortgage loans	$3,108,366	—	13,523	—	—	3,121,889
Home equity loans	1,280,342	—	6,178	—	—	1,286,520
Consumer loans	1,892,162	—	3,819	—	—	1,895,981
Total Personal Banking	6,280,870	—	23,520	—	—	6,304,390
Commercial Banking:
Commercial real estate loans	2,633,808	62,091	263,994	—	—	2,959,893
Commercial loans	839,125	3,277	32,349	—	—	874,751
Total Commercial Banking	3,472,933	65,368	296,343	—	—	3,834,644
Total loans	$9,753,803	65,368	319,863	—	—	10,139,034
At December 31, 2021
Personal Banking:
Residential mortgage loans	$2,978,080	—	16,540	—	—	2,994,620
Home equity loans	1,312,820	—	7,111	—	—	1,319,931
Consumer loans	1,834,478	—	4,270	—	—	1,838,748
Total Personal Banking	6,125,378	—	27,921	—	—	6,153,299
Commercial Banking:
Commercial real estate loans	2,639,676	74,123	301,685	—	—	3,015,484
Commercial loans	808,323	5,730	33,556	—	—	847,609
Total Commercial Banking	3,447,999	79,853	335,241	—	—	3,863,093
Total loans	$9,573,377	79,853	363,162	—	—	10,016,392
*    Includes $7.4 million, $4.5 million, $7.4 million, $4.4 million, and $14.9 million of acquired loans at December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021, respectively.
**    Includes $39.1 million, $51.4 million, $59.3 million, $71.9 million, and $81.5 million of acquired loans at December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Loan Delinquency (Unaudited)
(dollars in thousands)

	December 31, 2022		*	September 30, 2022		*	June 30, 2022		*	March 31, 2022		*	December 31, 2021		*
(Number of loans and dollar amount of loans)
Loans delinquent 30 days to 59 days:
Residential mortgage loans	304	$29,487	0.8%	26	$1,052	—%	20	$785	—%	281	$24,057	0.8%	277	$20,567	0.7%
Home equity loans	145	6,657	0.5%	88	3,278	0.3%	107	3,664	0.3%	105	3,867	0.3%	112	3,153	0.2%
Consumer loans	737	9,435	0.4%	549	6,546	0.3%	563	6,898	0.3%	523	6,043	0.3%	589	6,536	0.4%
Commercial real estate loans	29	4,008	0.1%	13	1,332	—%	26	2,701	0.1%	25	3,643	0.1%	17	17,065	0.6%
Commercial loans	51	2,648	0.2%	48	2,582	0.2%	24	1,486	0.2%	16	1,268	0.1%	12	193	—%
Total loans delinquent 30 days to 59 days	1,266	$52,235	0.5%	724	$14,790	0.1%	740	$15,534	0.1%	950	$38,878	0.4%	1,007	$47,514	0.5%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	65	$5,563	0.2%	51	$4,320	0.1%	61	$5,941	0.2%	24	$1,950	0.1%	59	$5,433	0.2%
Home equity loans	29	975	0.1%	36	1,227	0.1%	28	952	0.1%	28	1,138	0.1%	30	949	0.1%
Consumer loans	255	3,070	0.1%	223	2,663	0.1%	178	1,460	0.1%	159	1,839	0.1%	195	2,006	0.1%
Commercial real estate loans	16	2,377	0.1%	13	1,741	0.1%	9	1,472	0.1%	1	112	—%	5	769	—%
Commercial loans	24	1,115	0.1%	14	808	0.1%	6	341	—%	3	103	—%	10	727	0.1%
Total loans delinquent 60 days to 89 days	389	$13,100	0.1%	337	$10,759	0.1%	282	$10,166	0.1%	215	$5,142	0.1%	299	$9,884	0.1%

Loans delinquent 90 days or more: **
Residential mortgage loans	65	$5,574	0.2%	64	$5,544	0.2%	63	$5,445	0.2%	47	$3,976	0.1%	87	$7,641	0.3%
Home equity loans	68	2,257	0.2%	65	1,779	0.1%	69	2,081	0.2%	91	2,968	0.2%	105	4,262	0.3%
Consumer loans	334	3,079	0.1%	289	2,388	0.1%	286	2,321	0.1%	287	2,202	0.1%	296	2,400	0.1%
Commercial real estate loans	19	7,867	0.3%	22	8,821	0.3%	31	14,949	0.5%	41	21,399	0.7%	52	24,063	0.8%
Commercial loans	15	1,829	0.2%	11	638	0.1%	10	583	0.1%	10	795	0.1%	8	1,105	0.1%
Total loans delinquent 90 days or more	501	$20,606	0.2%	451	$19,170	0.2%	459	$25,379	0.2%	476	$31,340	0.3%	548	$39,471	0.4%

Total loans delinquent	2,156	$85,941	0.8%	1,512	$44,719	0.4%	1,481	$51,079	0.5%	1,641	$75,360	0.7%	1,854	$96,869	1.0%
*    Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.
**    Includes purchased credit deteriorated loans of $1.7 million, $783,000, $6.3 million, $7.1 million, and $7.3 million at December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Allowance for Credit Losses (Unaudited)
(dollars in thousands)

	Quarter ended
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Beginning balance	$109,819	98,355	99,295	102,241	109,767
Provision	9,023	7,689	2,629	(1,481)	(1,909)
Charge-offs residential mortgage	(546)	(166)	(138)	(1,183)	(784)
Charge-offs home equity	(232)	(535)	(255)	(447)	(1,299)
Charge-offs consumer	(2,430)	(2,341)	(1,912)	(1,723)	(2,897)
Charge-offs commercial real estate	(621)	(1,329)	(4,392)	(1,024)	(2,652)
Charge-offs commercial	(404)	(243)	(329)	(681)	(2,586)
Recoveries	3,427	8,389	3,457	3,593	4,601
Ending balance	$118,036	109,819	98,355	99,295	102,241
Net (recoveries)/charge-offs to average loans, annualized	0.03%	(0.14)%	0.14%	0.06%	0.22%

	Year ended December 31,
	2022	2021
Beginning balance	$102,241	134,427
Provision	17,860	(11,883)
Charge-offs residential mortgage	(2,033)	(3,672)
Charge-offs home equity	(1,469)	(3,380)
Charge-offs consumer	(8,406)	(10,049)
Charge-offs commercial real estate	(7,366)	(12,823)
Charge-offs commercial	(1,657)	(4,213)
Recoveries	18,866	13,834
Ending balance	$118,036	102,241
Net charge-offs to average loans	0.02%	0.20%

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(dollars in thousands)
    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended
	December 31, 2022			September 30, 2022			June 30, 2022			March 31, 2022			December 31, 2021
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets:
Interest-earning assets:
Residential mortgage loans	$3,439,401	30,974	3.60%	$3,331,173	29,414	3.53%	$3,171,469	27,327	3.45%	$2,980,788	25,542	3.43%	$2,977,942	25,269	3.39%
Home equity loans	1,282,733	15,264	4.72%	1,274,918	13,658	4.25%	1,277,440	11,961	3.76%	1,293,986	11,472	3.60%	1,328,553	11,750	3.51%
Consumer loans	2,069,207	19,709	3.78%	1,981,754	17,256	3.45%	1,880,769	15,777	3.36%	1,799,037	14,907	3.36%	1,756,620	15,514	3.50%
Commercial real estate loans	2,822,008	35,428	4.91%	2,842,597	34,158	4.70%	2,915,750	31,844	4.32%	3,000,204	29,757	3.97%	3,113,924	34,062	4.28%
Commercial loans	1,113,178	16,315	5.74%	1,050,124	12,978	4.84%	912,454	9,090	3.94%	824,770	6,897	3.34%	855,998	9,154	4.18%
Total loans receivable (a) (b) (d)	10,726,527	117,690	4.35%	10,480,566	107,464	4.07%	10,157,882	95,999	3.79%	9,898,785	88,575	3.63%	10,033,037	95,749	3.79%
Mortgage-backed securities (c)	1,956,167	8,603	1.76%	2,019,715	8,683	1.72%	1,952,375	7,158	1.47%	1,945,173	6,360	1.31%	1,894,683	5,743	1.21%
Investment securities (c) (d)	386,468	1,753	1.81%	388,755	1,762	1.81%	376,935	1,590	1.69%	373,694	1,540	1.65%	358,558	1,535	1.71%
FHLB stock, at cost	26,827	419	6.19%	14,028	148	4.19%	13,428	82	2.44%	13,870	81	2.38%	14,459	82	2.25%
Other interest-earning deposits	9,990	153	5.99%	253,192	1,295	2.00%	846,142	1,684	0.79%	1,218,960	467	0.15%	1,168,449	467	0.16%
Total interest-earning assets	13,105,979	128,618	3.89%	13,156,256	119,352	3.60%	13,346,762	106,513	3.20%	13,450,482	97,023	2.93%	13,469,186	103,576	3.05%
Noninterest-earning assets (e)	877,121			896,663			909,943			973,092			1,004,905
Total assets	$13,983,100			$14,052,919			$14,256,705			$14,423,574			$14,474,091
Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$2,298,451	585	0.10%	$2,350,248	594	0.10%	$2,361,919	589	0.10%	$2,334,494	592	0.10%	$2,282,606	622	0.11%
Interest-bearing demand deposits	2,718,360	509	0.07%	2,794,338	360	0.05%	2,857,336	310	0.04%	2,875,430	321	0.05%	2,933,466	411	0.06%
Money market deposit accounts	2,512,892	1,310	0.21%	2,620,850	692	0.10%	2,653,467	668	0.10%	2,668,105	653	0.10%	2,618,177	656	0.10%
Time deposits	1,024,895	1,467	0.57%	1,110,906	1,511	0.54%	1,220,815	1,774	0.58%	1,292,608	2,185	0.69%	1,356,513	2,606	0.76%
Borrowed funds (f)	451,369	3,967	3.49%	127,073	239	0.75%	123,749	167	0.54%	135,289	158	0.47%	135,038	159	0.47%
Subordinated debt	113,783	1,148	4.04%	113,695	1,149	4.04%	119,563	1,203	4.03%	123,608	1,250	4.05%	123,514	1,180	3.82%
Junior subordinated debentures	129,271	1,823	5.52%	129,207	1,322	4.00%	129,142	920	2.82%	129,077	651	2.02%	129,012	625	1.89%
Total interest-bearing liabilities	9,249,021	10,809	0.46%	9,246,317	5,867	0.25%	9,465,991	5,631	0.24%	9,558,611	5,810	0.25%	9,578,326	6,259	0.26%
Noninterest-bearing demand deposits (g)	3,039,000			3,093,490			3,090,372			3,060,698			3,093,518
Noninterest-bearing liabilities	229,794			209,486			193,510			203,537			242,620
Total liabilities	12,517,815			12,549,293			12,749,873			12,822,846			12,914,464
Shareholders’ equity	1,465,285			1,503,626			1,506,832			1,600,728			1,559,627
Total liabilities and shareholders’ equity	$13,983,100			$14,052,919			$14,256,705			$14,423,574			$14,474,091
Net interest income/Interest rate spread		117,809	3.43%		113,485	3.35%		100,882	2.96%		91,213	2.68%		97,317	2.79%
Net interest-earning assets/Net interest margin	$3,856,958		3.57%	$3,909,939		3.42%	$3,880,771		3.07%	$3,891,871		2.75%	$3,890,860		2.89%
Ratio of interest-earning assets to interest-bearing liabilities	1.42X			1.42X			1.41X			1.41X			1.41X
(a)    Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)    Interest income includes accretion/amortization of deferred loan fees/expenses, which was not material.
(c)    Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)    Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)     Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)    Average balances include FHLB borrowings and collateralized borrowings.
(g)    Average cost of deposits were 0.13%, 0.11%, 0.11%, 0.12%, and 0.14%, respectively.
(h)    Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans — 4.33%, 4.05%, 3.77%, 3.61%, and 3.77%, respectively, Investment securities — 1.59%, 1.59%, 1.48%, 1.45%, and 1.48%, respectively, Interest-earning assets — 3.87%, 3.58%, 3.18%, 2.91%, and 3.03%, respectively. GAAP basis net interest rate spreads were 3.41%, 3.33%, 2.94%, 2.66%, and 2.77%, respectively, and GAAP basis net interest margins were 3.54%, 3.40%, 3.05%, 2.73%, and 2.87%, respectively.

Northwest Bancshares, Inc. and Subsidiaries
Average Balance Sheet (Unaudited)
(in thousands)

    The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on interest-earning assets and average cost of interest-bearing liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Year ended December 31,
	2022			2021
	Average balance	Interest	Avg. yield/ cost (h)	Average balance	Interest	Avg. yield/ cost (h)
Assets
Interest-earning assets:
Residential mortgage loans	$3,232,487	113,256	3.50%	$2,969,939	102,642	3.46%
Home equity loans	1,282,218	52,707	4.11%	1,374,038	48,789	3.55%
Consumer loans	1,933,557	67,296	3.48%	1,635,613	60,854	3.72%
Commercial real estate loans	2,894,508	131,230	4.47%	3,222,272	141,186	4.32%
Commercial loans	976,128	45,293	4.58%	1,037,758	38,794	3.69%
Loans receivable (a) (b) (d)	10,318,898	409,782	3.97%	10,239,620	392,265	3.83%
Mortgage-backed securities (c)	1,968,528	30,804	1.56%	1,704,006	21,463	1.26%
Investment securities (c) (d)	381,518	6,671	1.75%	350,806	5,848	1.67%
FHLB stock, at cost	17,065	730	4.27%	20,229	407	2.01%
Other interest-earning deposits	567,609	3,599	0.63%	921,360	1,194	0.13%
Total interest-earning assets	13,253,618	451,586	3.41%	13,236,021	421,177	3.18%
Noninterest-earning assets (e)	924,080			1,072,313

Total assets	$14,177,698			$14,308,334

Liabilities and shareholders’ equity
Interest-bearing liabilities:
Savings deposits	$2,336,217	2,343	0.10%	$2,232,454	2,440	0.11%
Interest-bearing demand deposits	2,810,889	1,517	0.05%	2,862,677	1,660	0.06%
Money market deposit accounts	2,613,422	3,377	0.13%	2,554,975	2,570	0.10%
Time deposits	1,161,432	6,883	0.59%	1,463,522	12,452	0.85%
Borrowed funds (f)	212,026	4,531	2.14%	135,285	616	0.46%
Subordinated debt	117,625	4,750	4.04%	123,457	4,980	4.03%
Junior subordinated debentures	129,175	4,716	3.60%	128,915	2,528	1.93%
Total interest-bearing liabilities	9,380,786	28,117	0.30%	9,501,285	27,246	0.29%
Noninterest-bearing demand deposits (g)	3,070,892			2,999,392
Noninterest-bearing liabilities	207,316			250,075

Total liabilities	12,658,994			12,750,752

Shareholders’ equity	1,518,704			1,557,582

Total liabilities and shareholders’ equity	$14,177,698			$14,308,334

Net interest income/Interest rate spread		423,469	3.11%		393,931	2.89%

Net interest-earning assets/Net interest margin	$3,872,832		3.20%	$3,734,736		2.98%

Ratio of interest-earning assets to interest-bearing liabilities	1.41X			1.39X
(a)Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.
(b)Interest income includes accretion/amortization of deferred loan fees/expenses, which were not material.
(c)Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.
(d)Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent ("FTE") basis.
(e)Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.
(f)Average balances include FHLB borrowings and collateralized borrowings.
(g)Average cost of deposits were 0.12% and 0.16%, respectively.
(h)Shown on a FTE basis. GAAP basis yields were: Loans — 3.95% and 3.81%, respectively; Investment securities — 1.53% and 1.45%, respectively; Interest-earning assets — 3.39% and 3.16%, respectively. GAAP basis net interest rate spreads were 3.09% and 2.88%, respectively; and GAAP basis net interest margins were 3.17% and 2.96%, respectively.